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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-KA

                                 CURRENT REPORT

                             Pursuant to Section 13
                or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (Date of earliest event reported): October 21, 2002




                              1-800-ATTORNEY, INC.
        -----------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)



                           COMMISSION FILE NO. 0-27994
                           ---------------------------


               FLORIDA                                       59-3203301
 ------------------------------                            ---------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)


                             186 ATTORNEYS.COM COURT
                              LAKE HELEN, FL 32744
                                  386-228-1000
                          ----------------------------
                         (Address and telephone number
                         of principal executive offices)


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ITEM 5.  OTHER EVENTS

On October 24, 2002, the Registrant amended two Common Stock Purchase Agreements which it had executed and partially closed on October 21, 2002.

On October 21, 2002, the Registrant and two Investors signed agreements, including Common Stock Purchase Agreements and Share Subscription Agreements, for an investment of $172,800 to purchase a total of 450,000 shares of common stock, which on a post-transaction basis was equivalent to 38.9% of the current outstanding shares. Pursuant to those Agreements, Rubin Investment Group, Inc. purchased 225,000 shares of common stock, and Robert J. Lyszczarz purchased 225,000 shares of common stock. The terms of the Agreement with Rubin Investment Group, Inc. also included the commitment to purchase an additional 3,125,000 common shares for additional consideration of $1,200,000. The agreement to purchase the additional 3,125,00 common shares is subject to shareholder approval. A proposal to permit the Company to amend its articles to authorize and issue the additional 3,125,000 common shares will be placed before the shareholders at a specially-called shareholders meeting.

The Company has retracted 88,535 common shares from each of Rubin Investment Group, Inc. and Mr. Lyszczarz. As a result, each of Rubin Investment Group, Inc. and Mr. Lyszczarz now currently hold 136,465 shares of common stock. The reason for the retraction is that on a pre-transaction basis, the issuance of more than 136,465 to any one shareholder would constitute a change of control and require shareholder approval under NASDAQ listing requirements. Mr. Lyszczarz and Rubin Investment Group, Inc. have each agreed to amend the Common Stock Purchase Agreements to have the retracted shares submitted to a vote of the shareholders, which will be held in November at a shareholders meeting.

The additional commitment to invest $1,200,000 by Rubin Investment Group, Inc. will now be increased to $1,233,998, contingent upon the Company's shareholders approving the issuance of 3,213,535 additional common shares at a special shareholders meeting which the Company intends to hold within the next thirty
(30) days. Mr. Lyszczarz has now also committed to purchase an additional 88,535 shares at $0.384 per share subject to shareholder approval at that same meeting.

The foregoing discussion is qualified by reference to the full text of the Amendments to the two Subscription Agreements and the two Common Stock Purchase Agreements between the Company and the two Investors, which are filed as exhibits to this report on Form 8-K and are incorporated herein by reference in their entirety.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)     Exhibits

        1. Amendment to Subscription Agreement between the Registrant and Rubin Investment Group, Inc.
        2. Amendment to Subscription Agreement between the Registrant and Robert J. Lyszczarz
        3. Amendment to Common Stock Purchase Agreement between the Registrant and Rubin Investment Group, Inc.
        4. Amendment to Common Stock Purchase Agreement between the Registrant and Robert J. Lyszczarz
















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

                                   SIGNATURES


Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   1-800-ATTORNEY, INC.


Date: October 24, 2002             /s/ Jim Koller
                                   ---------------------------------
                                   Chief Financial Officer





                                   RUBIN INVESTMENT GROUP, INC.


Date: October 24, 2002             /s/ Dan Rubin
                                   ---------------------------------
                                   Chief Executive Officer













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